UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

SENSUS HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37714	27-1647271
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
851 Broken Sound Pkwy., NW # 215, Boca Raton, Florida		33487
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 922-5808

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SRTS	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SENSUS HEALTHCARE, INC.

FORM 8-K

CURRENT REPORT

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2026, Sensus Healthcare, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with City National Bank of Florida (“CNB”) pursuant to which CNB has made available to the Company a revolving credit facility providing for maximum borrowings of $15,000,000 (the “Loan”), which is evidenced by a Revolving Promissory Note, dated June 2, 2026 (the “Note”), made by the Company in favor of CNB. Pursuant to the terms of the Note, advances made under the Loan bear interest at the Secured Overnight Financing Rate plus 3% per annum and have a maturity date of June 5, 2027 unless extended by mutual agreement of the Company and CNB. Pursuant to a Pledged Collateral and Restricted Account Agreement, dated June 2, 2026 (the “Pledged Collateral Agreement”), between the Company and CNB, the Loan is secured by cash collateral in the amount of $2,230,000, and pursuant to a Security Agreement, dated June 2, 2026 (the “Security Agreement”), between the Company and CNB, the Loan is secured by a security interest in all of the Company’s assets (the “Collateral”).

Under the Loan Agreement, the Company must obtain CNB’s prior written consent in order to take any of the following actions: (a) sell or transfer any of the Company’s assets outside the ordinary course of its business; (b) incur, create, assume, or permit to exist any other indebtedness (subject to certain exceptions); (c) encumber any of the Company’s assets with any liens other than liens in favor of CNB and certain other permitted liens, or (d) remove the Company’s current Chief Executive Officer, President or Chief Financial Officer. The Loan Agreement contains a financial covenant requiring that the Company maintain a minimum debt service coverage ratio of 1.50. The Loan Agreement also contains customary representations and warranties and customary events of default, upon the occurrence of which, after any applicable grace period, CNB would have the ability to accelerate all outstanding advances, terminate the Loan, and exercise remedies with respect to the Collateral.

This description of the Loan Agreement, Note, Pledged Collateral Agreement, and Security Agreement is qualified in its entirety by reference to the Loan Agreement, Note, Pledged Collateral Agreement, and Security Agreement, which are attached as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively.

As previously reported, the Company’s previous revolving credit facility, made available to the Company by Fifth Third Bank, N.A., as successor to Comerica Bank, has been terminated.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Loan Agreement, dated as of June 2, 2026, by and between the Company and CNB
10.2	Revolving Promissory Note, dated as of June 2, 2026, made by the Company in favor of CNB
10.3	Pledged Collateral and Restricted Account Agreement, dated as of June 2, 2026, by and between the Company and CNB
10.4	Security Agreement, dated as of June 2, 2026, by and between the Company and CNB
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS HEALTHCARE, INC.

Date: June 5, 2026	By:	/s/ Javier Rampolla
Javier Rampolla
Chief Financial Officer